Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2001 on certain financial statements of Cyfit Wellness Solutions, Inc. and subsidiaries which were included in the Current Report on Form 8-K/A of Sea Shell Galleries, Inc. filed May 16, 2001 and to all references to our firm included in or made a part of this Registration Statement.



                                        /s/ MOORE STEPHENS, P.C.
                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants


Cranford, New Jersey
June 22, 2001